UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2010

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

This Current Report on Form 8-K is filed by China Digital Media Corp., a Nevada corporation (the “Company”), in connection with the items set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2010, the Company's Board of Directors entered into an extension agreement (the “Extension Agreement”) with Vision Opportunity Master Fund Ltd. (“Vision”) in connection with the convertible debenture discussed below.

On November 17, 2006, the Company issued to Vision, and Vision purchased from the Company, a convertible debenture in the amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000), which carries interest thereon at a rate of four percent (4%) per annum and is convertible at $0.45 per share (the “Debenture”).  The Debenture carries penalty interest, payable in cash and monthly, at a simple rate of 1.5% per month until the principal and interest has been paid in full.  To date, Vision has converted $135,000 of the Debenture principal into shares of Company common stock.

In connection with the Debenture, the Company issued Vision three (3) warrants consisting of (i) a Class A Warrant to purchase 4,777,773 common shares at an exercise price of $0.80 per share, (ii) a Class B Warrant to purchase 4,777,773 common shares at an exercise price of $1.20 per share, and (iii) a Class C Warrant to purchase 2,388,887 common shares at an exercise price of $2.25 (collectively, the “Warrants”).

The maturity date of the Debenture was May 17, 2008. The Company had not repaid the outstanding amounts on the Debenture, and the Company was in default on the Debenture, which had a balance of principal in the amount of $2,015,000.00.

The debenture was then extended on December 8, 2008, and such extension agreement was then amended on May 7, 2009.  It was agreed to be extended to June 30, 2010.  The outstanding principal of the Debenture was mature on June 30, 2010.  The Company has not repaid the outstanding amounts on the Debenture, and the Company is in default on the Debenture, which has a balance of principal in the amount of $1,914,250 (the “Principal”).  The Company requested for further extending the debenture and has entered into a Second Extension Agreement with Vision.

The Second Extension Agreement is provided as follows:

1)	Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Debenture.

2)	Extension of Maturity Date. Company and Vision hereby agree that the Maturity Date of the Debenture shall be extended to December 31, 2011.

3)	Reduction of Conversion Price of Debenture. Company and Vision hereby agree that the conversion price of the Debenture shall be reduced to $0.15.

4)
Amortizing Principal Payments. Company and Vision hereby agree that upon execution of this Agreement AND on or before June 30, 2011, Company shall pay Vision one hundred thousand dollars ($100,000.00) in cash.  In addition, Company and Vision hereby agree that Company shall pay Vision, on or before December 31, 2010, in cash, an amount equal to ten percent (10%) of the then outstanding principal amount of the Debenture.  All payments received pursuant to this section shall reduce the outstanding principal of the Debenture upon receipt.

5)
Interest.  Company and Vision hereby agree that interest on the Debenture shall continue to accrue on the outstanding principal at an interest rate equal to ten percent (10%) and shall continue to be payable quarterly.

6)	Defaults. Failure to timely pay any interest pursuant to the terms of this Agreement shall be considered an “Event of Default” as defined in the Debenture.

7)
Prepayments. Company shall be entitled to prepay principal at anytime before December 31, 2011.  In the event any amount of principal is prepaid by Company before December 31, 2011, interest payments thereafter shall be calculated on the then outstanding principal.

8)
Terms and Conditions of Debenture.  Except as expressly set forth herein, all of the terms and conditions to the Debenture shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORP.

DATED: July 21, 2010	By:	/s/ Ng Chi Shing
Ng Chi Shing, CEO

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

10.1                      Debenture Extension Agreement